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                                                                   EXHIBIT 10.16

                                                                   Deutsche Bank


                                                        Branch Office Ingolstadt
                                                     Enterprises and Real Estate
                                                                   Ludwigstr. 24
                                                               Postfach 21 03 62
                                                                85049 Ingolstadt

Confidential
------------
Temic Telefunken
Hochfrequenztechnik GmbH
- Management -
Kriegstr. 1                                                Winfried Mayer

85098 GroBmehring                                            Tel: (0841) 315-136
                                                             Fax: (0841) 315-141

                                                                   18 March 1999

Dear Mr. Englmeier,

We are pleased to confirm to you that we will make a business line of credit available to your company in an amount of

                                DM 5,000,000.--
                    (in words: Deutsche Mark five million).

Presently, until further notice, we will charge 6% p.a. for utilisation of this line of credit.

Within the scope of this line of credit, as in the past, we are gladly prepared to arrange for special financing, to acquire bills of exchange which fulfil the requirements of the European Central Bank (ECB), to open documentary credits as well as to conclude forward exchange deals. Upon demand, we will co-ordinate the respective terms with you.

To the account of this line of credit, pursuant to your loan application of 9 November 1998, we have taken over the commitment for the business loan amounting to US$ 250,000. -- of Temic-RF Technologies (Phils.) Inc. at Deutsche Bank Philippines, Manila Branch. Additionally, also to the account of the line of credit, pursuant to your loan application of 9 March 1999, we have made a business loan presently in an amount of DM 500,000. -- available to Toplan GmbH.
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You can use a portion of the line of credit in an amount of up to DM 2,500,000.
-- in order to refinance investment costs by way of loans with a maximum term of up to 47 months.

We are limiting our commitment for the time being to 31 December 1999. We will contact you promptly prior to expiration of this time limit regarding the further handling of the line of credit.

In connection with our willingness to provide finance, we still assume that you will not put other banks in a better position regarding collateral for business lines of credit and/or we will be given equal treatment in the event of a possible provision of collateral.

We request that you keep us informed on the further economic development of your company as well as subsidiaries in Manila by submission of quarterly business analyses.

Our General Terms and Conditions are applicable.

As an indication of your agreement with this loan commitment, we request you furnish the enclosed copy of this letter with a legally binding signature and return this copy to us.

Sincerely yours,

Deutsche Bank AG
Branch Office Ingolstadt

[signature]    [signature]
Mayer          Schweizer



                                          Signed copy returned on 22 March 1999.

                                                                     [signature]
                                                                            Haas
                                                                   22 March 1999